UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2022
EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street,	Suite 200
Kansas City,	Missouri	64106
(Address of principal executive offices) (Zip Code)

(816)	472-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	EPR	New York Stock Exchange

5.75% Series C cumulative convertible preferred shares, par value $0.01 per share	EPR PrC	New York Stock Exchange

9.00% Series E cumulative convertible preferred shares, par value $0.01 per share	EPR PrE	New York Stock Exchange

5.75% Series G cumulative redeemable preferred shares, par value $0.01 per share	EPR PrG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On February 18, 2022, the Board of Trustees (the "Board") of EPR Properties (the "Company") increased the size of the Board from nine to eleven members and elected Lisa G. Trimberger and Caixia Ziegler as independent trustees to fill the vacancies resulting from the increase in the size of the Board. Mses. Trimberger and Ziegler will serve until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal. The Board also appointed Ms. Trimberger to serve as a member of the Audit Committee and Finance Committee, and Ms. Ziegler to serve as a member of the Finance Committee and Nominating/Company Governance Committee.

There is no arrangement or understanding between either Mses. Trimberger or Ziegler and any other person pursuant to which Mses. Trimberger or Ziegler were selected to serve as a trustee of the Company. The Company is not aware of any transactions involving either Mses. Trimberger or Ziegler that are reportable under Item 404(a) of Regulation S-K.

Mses. Trimberger and Ziegler will be eligible to receive compensation for their service as a trustee in accordance with the Company's standard arrangements for non-employee trustees of the Company, which arrangements are described under the heading "Trustee Compensation" in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2021. The Company will also enter into an Indemnification Agreement with Mses. Trimberger and Ziegler in the same form that the Company has entered into with its other trustees and certain of its officers. The Indemnification Agreement provides for procedures for indemnification by the Company to the fullest extent permitted by law and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from Mses. Trimberger's or Ziegler's services as a trustee of the Company.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement incorporated by reference herein as Exhibit 10.1.

Item 7.01. Regulation FD Disclosure.

On February 18, 2022, the Company issued a press release announcing the election of Mses. Trimberger and Ziegler to the Board as described above. The Company's press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

The information set forth in this Item 7.01, including Exhibit 99.1, is being "furnished" and shall not be deemed "filed" for purposes of, or otherwise subject to, liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2007).
99.1	Press release, dated February 18, 2022, issued by the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Mark A. Peterson
Executive Vice President, Treasurer and Chief Financial Officer
Date: February 18, 2022